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As filed with the Securities and Exchange Commission on June 23, 2008

Registration No. 333-132637

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOCAL MATTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7370	77-0392855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1221 Auraria Parkway
Denver, CO 80204
(303) 572-1122
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Perry Evans
President and Chief Executive Officer
Local Matters, Inc.
1221 Auraria Parkway
Denver, CO 80204
(303) 572-1122
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent D. Fassett, Esq. Michael D. Stack, Esq. Cooley Godward Kronish LLP 380 Interlocken Crescent Suite 900 Broomfield, CO 80021 (720) 566-4000	Martin Langlois Ian Putnam Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5500	Richard Raymer Hodgson Russ LLP 150 King Street, Suite 2309 Toronto, Ontario, Canada M5H 1J9 (416) 595-2681

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.001 par value per share	$46,000,000	$1,808

(1)
In accordance with Rule 457(o) under the Securities Act, the number of shares being registered and the maximum offering price per share are not included in this table.

(2)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        THE PURPOSE OF THIS AMENDMENT NO. 8 IS SOLELY TO FILE CERTAIN EXHIBITS TO THE REGISTRATION STATEMENT AS SET FORTH BELOW IN ITEM 16(a) OF PART II.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the Toronto Stock Exchange filing fee.

Amount to be Paid
SEC registration fee	$1,808
FINRA filing fee	5,100
Toronto Stock Exchange initial filing fee	5,000
Blue sky qualification fees and expenses	10,000
Printing and engraving expenses	350,000
Legal fees and expenses	850,000
Accounting fees and expenses	650,000
Transfer agent and registrar fees and expenses	10,000
Miscellaneous expenses	118,092

Total	$2,000,000

Item 14. Indemnification of Directors and Officers.

        We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  transaction from which the director derives an improper personal benefit;

  •
  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or redemption of shares; or

  •
  breach of a director's duty of loyalty to the corporation or its stockholders.

        Our restated certificate of incorporation and amended and restated bylaws, each of which will become effective upon the completion of this offering, provide for the limitation of liability of our directors and the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

        Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        As permitted by the Delaware General Corporation Law, we have entered into indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Local Matters, Inc. or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

        Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number
Form of Underwriting Agreement	1.1
Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated January 11, 2008.	3.3
Form of Restated Certificate of Incorporation to be effective upon completion of this offering	3.4
Form of Amended and Restated Bylaws to be effective upon completion of this offering	3.6
Third Amended and Restated Registration Rights Agreement, dated October 14, 2005, between the Registrant and certain of its Stockholders	4.9
First Amendment to the Third Amended and Restated Investor Rights Agreement, dated November 23, 2005, between the Registrant and certain of its stockholders	4.10
Form of Indemnity Agreement	10.1

Item 15. Recent Sales of Unregistered Securities.

        The following list sets forth information regarding all securities sold by us since January 1, 2004 and is based on an assumed initial public offering price of $6.00 per share.

  (1)
  In January 2008 we issued 389,595 shares of restricted stock to certain existing employees.

  (2)
  In December 2006 and June 2007, we issued 1,599,188 shares of our series 1 preferred stock to Kevin Kimberlin Partners, L.P. upon the conversion of approximately $4.2 million in principal amount of a promissory note issued by our subsidiary Information Services eXtended, Inc. (now known as Local Matters Voice and Wireless Division, Inc.) in connection with an agreement reached in December 2005.

  (3)
  In February 2007, we issued an aggregate of 911,523 shares of our series 3 preferred stock to the former stockholders of MyAreaGuide.com, Inc. and Online Web Marketing, Inc. (now known as Local Matters Media Division, Inc. and referred to collectively as "MAG"). We issued these shares upon the partial conversion of promissory notes we issued in October 2005 upon our acquisition of MAG.

  (4)
  In October 2006, we issued $6,000,000 in promissory notes, together with warrants to purchase up to 737,750 shares of our common stock at a per share purchase price of $4.07, to certain existing stockholders in exchange for $6,000,000 in cash. The issuance of these notes and warrants was determined by our management to be exempt from registration under the Securities Act, in reliance on Regulation D thereunder, together with certain "no-action" letters promulgated by the Securities Exchange Commission (the "SEC").

  (5)
  Pursuant to the terms of our acquisition agreement with MAG, the sellers earned an additional $1.5 million based on the performance of MAG and we accrued this amount as of December 31, 2005. In February 2006, we paid the sellers $0.6 million in cash and issued 213,480 shares of series 3 preferred stock to satisfy this $1.5 million liability. Upon the closing of this offering, these shares of series 3 preferred stock will automatically convert into 241,490 shares of our common stock.

  (6)
  In October and November 2005, we issued an aggregate of 6,250,000 shares of series 3 preferred stock to four private investment funds, including affiliates of Michael Marocco, a member of our board of directors, for aggregate gross consideration of $25,000,000. Upon the closing of this offering, these shares of series 3 preferred stock will automatically convert into 7,070,134 shares of our common stock.

  (7)
  In connection with the issuance described in paragraph 6 above, we issued to Cowen and Company, LLC warrants to purchase an aggregate of 125,000 shares of Series 3 Preferred Stock at a per share purchase price of $4.00. Upon completion of this offering, these warrants will convert into warrants to purchase up to 141,402 shares of our common stock having an exercise price of $3.54 per share.

  (8)
  In October 2005, we issued convertible promissory notes in an aggregate face amount of $6,500,000 to the holders of capital stock of MyAreaGuide.com, Inc. and Online Web Marketing, Inc., which we refer to as the Convertible Notes. At the same time, we issued to the same individuals promissory notes payable in cash upon the closing of this offering in the aggregate face amount of $9,500,000, which we refer to as Cash Notes. The Cash Notes and the Convertible Notes were partial consideration for 100% of the outstanding capital stock of those entities. As initially drafted, upon the completion of this offering, we were obligated to repay the full principal amount and all accrued unpaid interest on the Cash Notes, and the full principal amount and all accrued and unpaid interest on the Convertible Notes would be automatically converted into shares of our common stock at the public offering price. We subsequently restructured both the Cash Notes and the Convertible Notes to eliminate the conversion feature of the Convertible Notes and to establish a fixed repayment structure.

  (9)
  In connection with the professional services and license agreement that we entered into with Dex Media, Inc., in September 2005, we issued to Dex Media a warrant to purchase an aggregate of 239,554 shares series 1 preferred stock, at a per share purchase price of $4.01. Upon completion of this offering, this warrant will convert into a warrant to purchase up to 54,197 shares of common stock having an exercise price of $17.72 per share.

  (10)
  In April 2005, we affected a recapitalization of all shares of series A preferred stock and series B preferred stock. Each 3.01 shares of series A preferred stock were converted into one share of series 1 preferred stock, and each 4.01 shares of series B preferred stock were converted into one share of series 1 preferred stock. In connection with this recapitalization, we issued approximately 4,938,349 shares of series 1 preferred stock to existing investors, which will convert into 1,117,273 shares of common stock upon the closing of this offering.

  (11)
  In April 2005, we issued an aggregate of approximately 4,097,801 shares of series 1 preferred stock to the holders of common stock of Information Services Extended, Inc., including Spencer Trask Intellectual Capital Company, LLC, which is an affiliate of Kevin Kimberlin, a member of our board of directors. We also issued warrants to purchase an aggregate of 440,700 shares of series 1 preferred stock. In consideration for this issuance, we received substantially all of the outstanding capital stock of ISx. Upon the completion of this offering, these shares will convert into 927,102 shares of our common stock and warrants to purchase 99,694 shares of our Common Stock.

  (12)
  In April 2005, we issued an aggregate of 15,000,000 shares of our series 2 preferred stock to seven private investment funds for an aggregate consideration of $15,000,000. Upon the completion of this offering, these shares will convert into 3,535,062 shares of our common stock.

  (13)
  In connection with the issuance described in paragraph 12 above, we issued to Spencer Trask Ventures, Inc. warrants to purchase an aggregate of 2,840,000 shares of series 2 preferred stock at a per share purchase price of $1.00 as compensation for acting as a placement agent for this transaction. Upon completion of this offering, these warrants will convert into warrants to purchase up to 669,262 shares of common stock having an exercise price of $4.24 per share.

  (14)
  In December 2003 and January and February 2004, we issued an aggregate of approximately 5,392,000 shares of Series B Preferred Stock to investors for gross cash proceeds of approximately $5,000,000 and the conversion of approximately $402,000 of indebtedness, including accrued and unpaid interest. Upon our recapitalization in April 2005, these shares of series B preferred stock converted into approximately 1,556,727 shares of our series 1 preferred stock. Upon the completion of this offering, these shares will convert into 345,099 shares of our common stock.

  (15)
  In connection with the issuance described in paragraph 13 above, we issued to Spencer Trask Ventures, Inc., which is an affiliate of Kevin Kimberlin, a member of our board of directors, a warrant to purchase 1,175,500 shares of series B preferred stock. Immediately prior to our recapitalization in April 2005, the holder of this warrant exchanged the warrant for approximately 717,035 shares of series B preferred stock which, upon the closing of the recapitalization in April 2005, converted into 178,811 shares of series 1 preferred stock.

  (16)
  From January 1, 2004 through March 31, 2008, we granted options under our 2004 equity incentive plan to purchase 566,214 shares of common stock (net of expirations and cancellations) to employees, directors and consultants, having exercise prices ranging from $2.17 to $14.85 per share. Of these, options to purchase 16,182 shares of common stock have been exercised for aggregate consideration of $64,400 at an exercise price of $3.98 per share.

  (17)
  In April 2005, in connection with the acquisition of ISx, we assumed ISx's 2001 Stock Plan. Options to purchase up to approximately 219,498 shares of our common stock, having exercises prices ranging from $2.17 to $2.61 were issued on account of our assumption of ISx's 2001 Stock Plan. Of these, options to purchase 33,262 shares of common stock have been exercised for aggregate consideration of $74,300 at exercise prices ranging from $2.17 to $2.61 per share.

        The conversions referred to in paragraphs 2, 3, and 10 were determined by our management to be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 3(a)(9) of the Securities Act. The shares issued in these transactions were issued by the Company to existing security holders in exchange for existing securities of the Company, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

        The offers, sales and issuances of the securities described in paragraphs 5-9 and 11-15 were deemed to be exempt from registration under the Securities Act in reliance on Rule 506 of Regulation D because the issuance of securities to the accredited investors did not involve a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor under Rule 501 of Regulation D.

        The offers, sales and issuances of the securities described in paragraphs 1, 16 and 17 were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 because the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our or our subsidiaries' employees, directors or bona fide consultants and received the securities under our 2004 equity incentive plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

(a)   Exhibits.

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.
3.1#	Amended and Restated Certificate of Incorporation, dated October 13, 2005, currently in effect.
3.2#	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated June 21, 2007.
3.3#	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated January 11, 2008.
3.4†	Form of Restated Certificate of Incorporation to be effective upon completion of this offering.
3.5#	Amended and Restated Bylaws, currently in effect.
3.6†	Form of Amended and Restated Bylaws to be effective upon completion of this offering.
3.7†	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation to be filed prior to effectiveness of this offering.
4.1	Reference is made to Exhibits 3.1 through 3.6.
4.2	Form of Common Stock Certificate.
4.3#	Form of Warrant to purchase shares of Series 1 Preferred Stock.
4.4#	Form of Warrant Agreement, and related Warrant Certificate, representing the right to purchase shares of Series 2 Preferred Stock of the Registrant.
4.5#	Form of Warrant to purchase shares of Series 3 Preferred Stock of the Registrant.
4.6#	Warrant to purchase 239,554 shares of Series 1 Preferred Stock, dated September 8, 2005, issued to Dex Media, Inc.
4.7#	Form of Warrant to purchase shares of Common Stock of the Registrant.
4.8#	Form of Warrant to purchase shares of Common Stock of the Registrant dated October 19, 2006 for Sandler Capital entities and Kings Road Investments LTD.
4.9#	Third Amended and Restated Investor Rights Agreement, dated October 14, 2005, between the Registrant and certain of its Stockholders.
4.10#	First Amendment to Third Amended and Restated Investor Rights Agreement, dated November 23, 2005, between the Registrant and certain of its stockholders.
4.11#	Registration Rights Agreement, dated September 8, 2005, between the Registrant and Dex Media, Inc.
4.12#	Registration Rights Agreement, dated October 14, 2005, between the Registrant and Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
4.13#	Registration Rights Agreement, dated October 19, 2006, between the Registrant and Sandler Capital entities and Kings Road Investments LTD.

4.14#	Form of Secured Convertible Promissory Note payable to Search Mezzanine Investors LLC and Schedule of Notes.
4.15#	Promissory Note, dated July 2, 2007, issued to YP Web Partners, LLC in the face amount of $3,154,622.11.
4.16#	Form of Secured Promissory Note, dated January 19, 2007, with Allonge to Secured Promissory Note dated July 2, 2007.
5.1†	Opinion of Cooley Godward Kronish LLP.
10.1+#	Form of Indemnity Agreement.
10.2+#	2004 Equity Incentive Plan.
10.3+	2008 Equity Incentive Plan.
10.4+#	Information Services Extended, Inc. 2001 Equity Incentive Plan.
10.5+#	Amended and Restated Employment Agreement, dated May 6, 2008, between the Registrant and Perry R. Evans.
10.6+#	Employment Agreement, dated March 15, 2006, between the Registrant and Jeannette McClennan.
10.7+#	Employment Agreement, dated April 19, 2001, between Information Services Extended Limited and John H. Kemp.
10.8+#	Outsourcing Agreement, dated March 12, 2006, between the Registrant and John Kemp.
10.9+#	Employment Agreement, dated June 12, 2006, between the Registrant and Michael D. Dingman.
10.10+#	Employment Agreement, dated June 7, 2006, between the Registrant and Curtis Fletcher.
10.11+#	Employment Agreement, dated May 25, 2006, between the Registrant and Susan Dalton.
10.12#
Stock Purchase Agreement, dated April 14, 2005, among the Registrant, Spencer Trask Intellectual Capital Company, LLC, International Business Machines Corporation and Kevin Kimberlin as Shareholders' agent.
10.13#	Asset Purchase Agreement, dated March 31, 2005, by and among the Registrant, YP Web Partners, LLC, YPSolutions.com, Inc. and The Hammack-Jones Group, LLC.
10.14#	Form of Subscription Agreement to purchase Series 2 Preferred Stock and Schedule of Purchasers.
10.15#
Stock Purchase Agreement, dated October 14, 2005, by and among the Registrant and Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem, as amended by Amendment Number One dated May 1, 2006.
10.16#	Stock Purchase Agreement, dated as of October 14, 2005, between the Registrant and the purchasers named therein.
10.17#	Stock Purchase Agreement, dated as of November 23, 2005, between the Registrant and Kings Road Investments Ltd.
10.18#	Employment Letter Agreement, dated April 14, 2005, from Spencer Trask Intellectual Capital Company, LLC to Information Services Extended, Inc. and the Registrant.

10.19#
Letter Agreement, dated April 14, 2005, among Spencer Trask Intellectual Capital Company, LLC, Information Services Extended, Inc. and the Registrant regarding a cash contribution facility provided by Spencer Trask Intellectual Capital Company, LLC to Information Services Extended, Inc., as amended on December 30, 2005.
10.20#
Mergers and Acquisition Agreement, dated April 20, 2001, among Information Services Extended, Inc., Spencer Trask Ventures, Inc. and Spencer Trask Intellectual Capital Company LLC, as amended April 14, 2005 and December 30, 2005.
10.21#	Confirmation and Release Agreement, dated October 14, 2005, by and between the Registrant and Spencer Trask Ventures, Inc.
10.22#
Voting Proxy Agreement, dated December 30, 2005, among the Registrant and Spencer Trask Ventures, Inc., Spencer Trask Software, LLC, Spencer Trask Investment Partners, LLC, Spencer Trask Intellectual Capital Company, LLC, Spencer Trask Media and Communications Group LLC, Yelo Partners I, LLC and Yelo Partners II, LLC.
10.23#	Security Agreement, dated April 14, 2005, by and between the Registrant and YP Web Partners, LLC.
10.24#	Security Agreement, dated October 14, 2005, among MyAreaGuide.com, Inc., Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
10.25#	Security Agreement, dated October 14, 2005, among Online Web Marketing, Inc., Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
10.26#	Pledge Agreement, dated October 14, 2005, among the Registrant, Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
10.27#	Lease agreement, dated August 5, 2005, with respect to property located at 12221 Auraria Parkway, Denver, Colorado.
10.28#	Lease agreement, dated July 19, 2001, as amended April 25, 2005, with respect to property located at 6301 Northwest Fifth Way, Suite 4000, Fort Lauderdale, Florida.
10.29#	Lease agreement, dated May 21, 2004, as amended June 28, 2004, with respect to property located at 3445 North Causeway Boulevard, Suite 401, Metairie, Louisiana.
10.30*
Professional Services and License Agreement, dated June 27, 2003, as amended December 6, 2006 and February 21, 2007, between the Registrant and Dex Media, Inc. (originally filed as Exhibit 10.31 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.31*
Internet Services Agreement, dated June 18, 2003, as amended December 13, 2006, between YP Web Partners, LLC and R.H. Donnelley Publishing and Advertising, Inc. (originally filed as Exhibit 10.32 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.32*	Master License and Support Agreement, dated February 13, 2007, between Registrant and Sensis Pty Ltd.
10.33*
Services Agreement, dated October 3, 2003, between the Registrant and Sensis Pty, Ltd. (as agent for Telstra Corporation Limited) (originally filed as Exhibit 10.34 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).

10.34
Master License and Support Agreement, dated January 1, 2003, between Information Services Extended, Inc. and Oy Eniro DS Ab. (originally filed as Exhibit 10.37 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.35*	Internet Search Traffic Agreement, dated June 29, 2007, between Registrant and Yellowpages.com LLC.
10.36
Master Professional Services Agreement, dated August 4, 2006, between Registrant and Telecom Directories Limited (originally filed as Exhibit 10.39 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.37	Customer Agreement, dated June 17, 1991, between AGT Limited and IBM Canada LTD (originally filed as Exhibit 10.40 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.38
Security Agreement, dated September 25, 2007, by and between the Registrant and YP Web Partners, LLC (originally filed as Exhibit 10.41 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.39
Security Agreement, dated September 25, 2007, among Local Matters Media Division, Inc., Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem (originally filed as Exhibit 10.42 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.40
Security Agreement, dated October 19, 2006, among the Registrant, Local Matters Media Division, Inc., Local Matters Voice and Wireless Division, Inc., and Sandler Capital Management, as collateral agent, as amended by the First Amendment to Security Agreement, dated September 26, 2007 (originally filed as Exhibit 10.45 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.41+	Employment Agreement, dated June 3, 2008, between the Registrant and Alison Kane.
10.42
Share Sale and Purchase Agreement, dated March 20, 2008, among Registrant, Mobile People Holding ApS, Mathias Schrøder, Jonas Donovan Hansen, Kasper Nikolaj Berntsen, Brian Sejr Weinreich Jakobsen, Jens Jakob Kramhøft, Tue Haste Andersen, Claudia Poepperl and Jesper Wermuth (originally filed as Exhibit 10.47 in Amendment No. 5 to the Company's Registration Statement dated March 24, 2008).
10.43*	Master License Agreement, dated May 9, 2008, between Registrant and European Directories Holding BV.
10.44*	Professional Services Agreement, dated May 9, 2008, between Registrant and European Directories Holding BV.
21.1#	Subsidiaries of the Registrant.
23.1#	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2†	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
23.3#	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.4#	Consent of Ernst & Young, independent auditors
24.1#	Power of Attorney.

†
To be filed by amendment.

+
Indicates management contract or compensatory plan.

*
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

#
Previously filed.

(b)   Financial Statement Schedules.

        No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 23rd day of June, 2008.

LOCAL MATTERS, INC.
By:	/s/ PERRY R. EVANS Perry R. Evans President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 8 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PERRY R. EVANS Perry R. Evans	President, Chief Executive Officer and Director (Principal Executive Officer)	June 23, 2008
/s/ CURTIS FLETCHER Curtis Fletcher	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	June 23, 2008
* Nancy K. Hamilton	Director	June 23, 2008
* David De Leeuw	Director	June 23, 2008
* Kevin B. Kimberlin	Director	June 23, 2008
* Michael J. Marocco	Director	June 23, 2008
* David J. Moore	Director	June 23, 2008
* Matthew J. Stover	Director	June 23, 2008
*By:	/s/ PERRY R. EVANS Perry R. Evans Attorney-in-Fact	June 23, 2008

Exhibit Index

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement.
3.1#	Amended and Restated Certificate of Incorporation, dated October 13, 2005, currently in effect.
3.2#	Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated June 21, 2007.
3.3#	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated January 11, 2008.
3.4†	Form of Restated Certificate of Incorporation to be effective upon completion of this offering.
3.5#	Amended and Restated Bylaws, currently in effect.
3.6†	Form of Amended and Restated Bylaws to be effective upon completion of this offering.
3.7†	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation to be filed prior to effectiveness of this offering.
4.1	Reference is made to Exhibits 3.1 through 3.6.
4.2	Form of Common Stock Certificate.
4.3#	Form of Warrant to purchase shares of Series 1 Preferred Stock.
4.4#	Form of Warrant Agreement, and related Warrant Certificate, representing the right to purchase shares of Series 2 Preferred Stock of the Registrant.
4.5#	Form of Warrant to purchase shares of Series 3 Preferred Stock of the Registrant.
4.6#	Warrant to purchase 239,554 shares of Series 1 Preferred Stock, dated September 8, 2005, issued to Dex Media, Inc.
4.7#	Form of Warrant to purchase shares of Common Stock of the Registrant.
4.8#	Form of Warrant to purchase shares of Common Stock of the Registrant dated October 19, 2006 for Sandler Capital entities and Kings Road Investments LTD.
4.9#	Third Amended and Restated Investor Rights Agreement, dated October 14, 2005, between the Registrant and certain of its Stockholders.
4.10#	First Amendment to Third Amended and Restated Investor Rights Agreement, dated November 23, 2005, between the Registrant and certain of its stockholders.
4.11#	Registration Rights Agreement, dated September 8, 2005, between the Registrant and Dex Media, Inc.
4.12#	Registration Rights Agreement, dated October 14, 2005, between the Registrant and Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
4.13#	Registration Rights Agreement, dated October 19, 2006, between the Registrant and Sandler Capital entities and Kings Road Investments LTD.
4.14#	Form of Secured Convertible Promissory Note payable to Search Mezzanine Investors LLC and Schedule of Notes.
4.15#	Promissory Note, dated July 2, 2007, issued to YP Web Partners, LLC in the face amount of $3,154,622.11.

4.16#	Form of Secured Promissory Note, dated January 19, 2007, with Allonge to Secured Promissory Note dated July 2, 2007.
5.1†	Opinion of Cooley Godward Kronish LLP.
10.1+#	Form of Indemnity Agreement.
10.2+#	2004 Equity Incentive Plan.
10.3+	2008 Equity Incentive Plan.
10.4+#	Information Services Extended, Inc. 2001 Equity Incentive Plan.
10.5+#	Amended and Restated Employment Agreement, dated May 6, 2008, between the Registrant and Perry R. Evans.
10.6+#	Employment Agreement, dated March 15, 2006, between the Registrant and Jeannette McClennan.
10.7+#	Employment Agreement, dated April 19, 2001, between Information Services Extended Limited and John H. Kemp.
10.8+#	Outsourcing Agreement, dated March 12, 2006, between the Registrant and John Kemp.
10.9+#	Employment Agreement, dated June 12, 2006, between the Registrant and Michael D. Dingman.
10.10+#	Employment Agreement, dated June 7, 2006, between the Registrant and Curtis Fletcher.
10.11+#	Employment Agreement, dated May 25, 2006, between the Registrant and Susan Dalton.
10.12#
Stock Purchase Agreement, dated April 14, 2005, among the Registrant, Spencer Trask Intellectual Capital Company, LLC, International Business Machines Corporation and Kevin Kimberlin as Shareholders' agent.
10.13#	Asset Purchase Agreement, dated March 31, 2005, by and among the Registrant, YP Web Partners, LLC, YPSolutions.com, Inc. and The Hammack-Jones Group, LLC.
10.14#	Form of Subscription Agreement to purchase Series 2 Preferred Stock and Schedule of Purchasers.
10.15#
Stock Purchase Agreement, dated October 14, 2005, by and among the Registrant and Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem, as amended by Amendment Number One dated May 1, 2006.
10.16#	Stock Purchase Agreement, dated as of October 14, 2005, between the Registrant and the purchasers named therein.
10.17#	Stock Purchase Agreement, dated as of November 23, 2005, between the Registrant and Kings Road Investments Ltd.
10.18#	Employment Letter Agreement, dated April 14, 2005, from Spencer Trask Intellectual Capital Company, LLC to Information Services Extended, Inc. and the Registrant.
10.19#
Letter Agreement, dated April 14, 2005, among Spencer Trask Intellectual Capital Company, LLC, Information Services Extended, Inc. and the Registrant regarding a cash contribution facility provided by Spencer Trask Intellectual Capital Company, LLC to Information Services Extended, Inc., as amended on December 30, 2005.
10.20#
Mergers and Acquisition Agreement, dated April 20, 2001, among Information Services Extended, Inc., Spencer Trask Ventures, Inc. and Spencer Trask Intellectual Capital Company LLC, as amended April 14, 2005 and December 30, 2005.

10.21#	Confirmation and Release Agreement, dated October 14, 2005, by and between the Registrant and Spencer Trask Ventures, Inc.
10.22#
Voting Proxy Agreement, dated December 30, 2005, among the Registrant and Spencer Trask Ventures, Inc., Spencer Trask Software, LLC, Spencer Trask Investment Partners, LLC, Spencer Trask Intellectual Capital Company, LLC, Spencer Trask Media and Communications Group LLC, Yelo Partners I, LLC and Yelo Partners II, LLC.
10.23#	Security Agreement, dated April 14, 2005, by and between the Registrant and YP Web Partners, LLC.
10.24#	Security Agreement, dated October 14, 2005, among MyAreaGuide.com, Inc., Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
10.25#	Security Agreement, dated October 14, 2005, among Online Web Marketing, Inc., Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
10.26#	Pledge Agreement, dated October 14, 2005, among the Registrant, Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem.
10.27#	Lease agreement, dated August 5, 2005, with respect to property located at 12221 Auraria Parkway, Denver, Colorado.
10.28#	Lease agreement, dated July 19, 2001, as amended April 25, 2005, with respect to property located at 6301 Northwest Fifth Way, Suite 4000, Fort Lauderdale, Florida.
10.29#	Lease agreement, dated May 21, 2004, as amended June 28, 2004, with respect to property located at 3445 North Causeway Boulevard, Suite 401, Metairie, Louisiana.
10.30*
Professional Services and License Agreement, dated June 27, 2003, as amended December 6, 2006 and February 21, 2007, between the Registrant and Dex Media, Inc. (originally filed as Exhibit 10.31 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.31*
Internet Services Agreement, dated June 18, 2003, as amended December 13, 2006, between YP Web Partners, LLC and R.H. Donnelley Publishing and Advertising, Inc. (originally filed as Exhibit 10.32 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.32*	Master License and Support Agreement, dated February 13, 2007, between Registrant and Sensis Pty Ltd.
10.33*
Services Agreement, dated October 3, 2003, between the Registrant and Sensis Pty, Ltd. (as agent for Telstra Corporation Limited) (originally filed as Exhibit 10.34 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.34
Master License and Support Agreement, dated January 1, 2003, between Information Services Extended, Inc. and Oy Eniro DS Ab. (originally filed as Exhibit 10.37 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.35*	Internet Search Traffic Agreement, dated June 29, 2007, between Registrant and Yellowpages.com LLC.
10.36
Master Professional Services Agreement, dated August 4, 2006, between Registrant and Telecom Directories Limited (originally filed as Exhibit 10.39 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.37	Customer Agreement, dated June 17, 1991, between AGT Limited and IBM Canada LTD (originally filed as Exhibit 10.40 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).

10.38
Security Agreement, dated September 25, 2007, by and between the Registrant and YP Web Partners, LLC (originally filed as Exhibit 10.41 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.39
Security Agreement, dated September 25, 2007, among Local Matters Media Division, Inc., Shane Brinkerhoff, Tyler Houston, Dustin Moore and Aaron Bromagem (originally filed as Exhibit 10.42 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.40
Security Agreement, dated October 19, 2006, among the Registrant, Local Matters Media Division, Inc., Local Matters Voice and Wireless Division, Inc., and Sandler Capital Management, as collateral agent, as amended by the First Amendment to Security Agreement, dated September 26, 2007 (originally filed as Exhibit 10.45 in Amendment No. 4 to the Company's Registration Statement dated December 11, 2007).
10.41+	Employment Agreement, dated June 3, 2008, between the Registrant and Alison Kane.
10.42
Share Sale and Purchase Agreement, dated March 20, 2008, among Registrant, Mobile People Holding ApS, Mathias Schrøder, Jonas Donovan Hansen, Kasper Nikolaj Berntsen, Brian Sejr Weinreich Jakobsen, Jens Jakob Kramhøft, Tue Haste Andersen, Claudia Poepperl and Jesper Wermuth (originally filed as Exhibit 10.47 in Amendment No. 5 to the Company's Registration Statement dated March 24, 2008).
10.43*	Master License Agreement, dated May 9, 2008, between Registrant and European Directories Holding BV.
10.44*	Professional Services Agreement, dated May 9, 2008, between Registrant and European Directories Holding BV.
21.1#	Subsidiaries of the Registrant.
23.1#	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2†	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
23.3#	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.4#	Consent of Ernst & Young, independent auditors
24.1#	Power of Attorney.

†
To be filed by amendment.

+
Indicates management contract or compensatory plan.

*
Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

#
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index